MANAGEMENT & SERVICES AGREEMENT

         This Management and Services Agreement is by and between FinishMaster, Inc., an Indiana corporation with headquarters at 4259 40th Street, SE, Kentwood, Michigan 49512 ("FMST"), and LDI AutoPaints, Inc. ("LDI A/P"), an Indiana corporation with headquarters at 54 Monument Circle, Indianapolis, Indiana 42604.

                                    Recitals

         A. FMST and LDI A/P have agreed to a merger, subject to the approval of the shareholders of FMST. That vote is expected to occur at the annual meeting of FMST in May, 1998.

         B. The merger would satisfy an affirmative covenant of FMST to its lending institutions.

         C. The merger is anticipated to provide synergies to FMST that will have a favorable impact on its financial performance.

         D. FMST is losing the services of the division management of its Mid-Atlantic and Southern operations. FMST has use for access to existing inventory. Rather than hire an interim manager pending the merger, and rather than purchase inventory in the open market, FMST would prefer to utilize available management assistance from LDI A/P and to purchase inventory at cost from LDI A/P.

         E. LDI A/P is prepared to provide such management assistance and to provide mutual access to inventory at cost.

         F. Both FMST and LDI A/P require that the terms of such a relationship be temporary and be of a nature so as to inure to the benefit of FMST.

                                    Agreement

         1. Effective Date and Term. This agreement shall be effective March 1, 1998 until the earlier of (a) a vote by the shareholders of FMST on the proposed merger of FMST and LDI A/P or (b) June 30, 1998.

         2. Management Services. Charles VanSlaars, the President of the Florida Division of LDI A/P, shall provide management services to FMST as its Acting Senior Vice-President for the Mid-Atlantic and Southern operations of FMST.

                  (a) Activities. In such capacity, VanSlaars shall undertake such management activities as the President of FMST shall direct.

                  (b) Computer. At LDI A/P's expense, FMST will set up a computer terminal

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         at VanSlaar's office, to allow him access to the information  necessary for him to provide management services to FMST.

                  (b) Management Reports. VanSlaars shall provide weekly reports of his activities on behalf of FMST to the President of FMST. Such reports shall distinguish between activities that do and activities that do not involve LDI A/P.

                  (c) No Compensation. For providing VanSlaars to FMST, LDI A/P shall receive no financial compensation.

                  (d) Indemnity. FMST shall indemnify and hold harmless LDI A/P, its parent and affiliated entities, and its and their directors, officers and employees from any and all claims, actions and causes of action arising from or as a result of the management services provided by VanSlaars to FMST.

         2.       Access To Inventory.

                  (a) FMST shall have access to acquire available inventory of LDI A/P and FMST shall have opportunity to provide available inventory of FMST to LDI A/P.

                           (I) The price of the inventory  shall be the cost per
                  books of the inventory item(s) as purchased, with no markup, plus a shipping and handling charge of ten percent (10%) of such cost. Cost shall be defined as the amount normally used by LDI A/P or FMST, whichever is the seller, to value its existing inventory for financial reporting purposes, applied on a consistent basis.

                           (II) The credit terms shall be the same as the provider makes available to its customers in good standing.

                  (b) No inventory shall be acquired by FMST or provided to LDI A/P except through the normal processes, systems and controls that would be used by each party in a purchase and sale of product from or to a third party.

                           (I) Each  shipment of product  must be invoiced  from
                  the providing organization to the receiving organization in the same manner as a normal customer, with the pricing in compliance with Section 2.(a)(I) of this Agreement.

                           (II) The  receiving  organization  must  reflect  the
                  receipt against the open purchase order in the same manner as normal supplier receipts.

                           (III) The invoice  must be recorded by the  receiving
                  organization in accounts payable and paid in accordance with the credit terms of Section 2.(a)(II) of this Agreement.

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                  (c) No inventory  may be  transferred  from FMST to LDI A/P if the effect is to divert any customer shipment or order from FMST to LDI A/P.

         3. Special Circumstances. The following possible circumstances may arise. If they do, they shall be handled in the following manner:

                  (a) Store Closing. Thompson P.B.E., a subsidiary of FMST, previously determined to close one store within its Mid-Atlantic and Southern operations. For that store, and in the event the President of FMST determines that it is in the best interests of FMST, independently of the possible merger, to close any other store within its Mid-Atlantic and Southern operations, the following procedures shall be followed:

                           (I) An  inventory  of all assets of the store must be
                  completed by FMST.

                           (II) Inventory from the closed store shall be considered by FMST as available to other FMST stores in the region. In the event none of such stores has need for the inventory, it may be declared as surplus and made available to LDI A/P in the sole discretion of the President of FMST, upon the terms and subject to the procedures of Section 2 of this Agreement.

                           (III) Employees from the closed store may be assigned
                  by FMST to continue after the closure to take such action as is necessary for or useful to FMST in concluding activities at the store. If such action results in an assignment of such employee(s) to provide services to or for LDI A/P, LDI A/P shall compensate FMST for the services of such employee(s), including but not limited to reimbursement of FMST for such employee(s)'s full wage or salary for the time of such services, payroll taxes, and benefit costs.

                           (IV) Such other activities as are useful to and requested by FMST may be undertaken concerning the process of closing the store, subject to the mutual approval of the Chief Financial Officer or Controller of FMST and the Controller of LDI A/P.

                  (b) Consolidation of Management and Operations Within FMST. It is possible that while VanSlaars is serving as acting Senior Vice-President for the Mid- Atlantic and Southern operations FMST may determine that it is in the best interests of FMST to consolidate its management and/or operations in the region.

                           (I) In all  circumstances,  such  decisions  and  the
                  communication of such decisions must be made by and authored by the President of FMST.

                           (II)  In  the  event  such   consolidation   involves
                  management, VanSlaars

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                  may assist  the  President,  Chief  Financial  Officer  and/or
                  Controller of FMST in accomplishing the consolidation of management.

                           (III) In the event such consolidation involves locations outside of Southern Florida, VanSlaars may assist the President, Chief Financial Officer and/or Controller of FMST in accomplishing the consolidation of locations.

                           (IV) Except for store closings  handled in the manner
                  prescribed in Section 3.(a) above, no such consolidation of locations may take place involving locations in Southern Florida (where LDI A/P has locations).

                  (c) Other. In the event other actions involving FMST and LDI A/P not covered by the terms of this Agreement are contemplated, such other actions must be initiated by the President, Chief Financial Officer or Controller of FMST.

         4. Prohibited Transactions. The parties agree there shall be no commingling of assets or liabilities, and no diversion of customer orders or shipments from FMST to LDI A/P. Each party will treat the other as a supplier/purchaser using their normal processes, systems and controls.

         5. Cooperation. The Chief Financial Officer and Controller of FMST and the Controller of LDI A/P shall cooperate to resolve any issues that arise concerning inventory or other transactions between the parties during the term of this Agreement.

         6.       General Provisions.

                  (a) Modification or Amendment. This agreement may not be modified or amended except by an instrument in writing specifically referring to this agreement and executed by the parties to this agreement.

                  (b) Governing Law. This agreement shall be construed and enforced in accordance with the laws of the State of Indiana.



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Agreed to and accepted by:

   FINISHMASTER, INC.                           LDI AUTOPAINTS, INC.

   By: [Thomas U. Young]                        By: [Andre B. Lacy]

   Title: President/Chief Operating Officer     Title: Chairman/President/CEO

   Date: February 28, 1998                      Date: February 28, 1998

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